UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Check the appropriate box:
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☐ Soliciting Material Pursuant to §240.14a-12

THE FIRST MARBLEHEAD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 3, 2005

Fellow Stockholders:

We are pleased to invite you to the 2005 annual meeting of stockholders of The First Marblehead Corporation. The meeting will take place on Thursday, October 27, 2005 at 12:00 p.m., local time, at the Harvard Club of New York City, located at 35 West 44th Street, New York, New York 10036. Annual meetings play an important role in maintaining communications and understanding among First Marblehead’s management, board of directors and stockholders, and we hope you will join us.

On the pages following this letter you will find the notice of the 2005 annual meeting of stockholders, which lists the items of business to be considered at the meeting, and the proxy statement, which describes the items of business listed in the notice and provides other information you may find useful in deciding how to vote. We have also enclosed First Marblehead’s annual report to stockholders for the fiscal year ended June 30, 2005, which contains audited consolidated financial statements.

If you are a stockholder of record, we have enclosed a proxy card that enables you to vote on the matters to be considered at the meeting if you do not plan to attend in person. To vote, simply mark, sign and date your proxy card and mail it in the enclosed postage-paid envelope. If your shares are held in “street name”—that is, held for your account by a bank, broker, trust or other holder of record—you will receive instructions from the holder of record that you must follow for your shares to be voted.

The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will cast your vote.

Thank you for your ongoing support and continued interest in The First Marblehead Corporation.

Sincerely,

William R. Berkley
Interim Chairman of the Board

THE FIRST MARBLEHEAD CORPORATION

The Prudential Tower

800 Boylston Street, 34th Floor

Boston, Massachusetts 02199

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	12:00 p.m., local time, on Thursday, October 27, 2005
Place	Harvard Club of New York City 35 West 44th Street New York, New York 10036
Items of Business	At the meeting, we will ask you and our other stockholders to:
(1) elect eight directors for terms to expire at the next annual meeting of stockholders;
(2) approve an amendment to our 2003 stock incentive plan increasing from 1,200,000 to 2,700,000 the number of shares of common stock reserved for issuance under the plan; and
(3) transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
The board of directors has no knowledge of any other business to be transacted at the annual meeting.
Record Date	You may vote if you were a stockholder of record at the close of business on September 15, 2005.
Proxy Voting

It is important that your shares be represented and voted at the meeting. If you are a stockholder of record and do not plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise at the meeting. If your shares are held in street name and you do not plan to attend the meeting, please follow the instructions provided by the holder of record to ensure that your shares are voted.

By order of the Board of Directors,

Donald R. Peck
Secretary
October 3, 2005
Boston, Massachusetts

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING	1
Who is entitled to vote?	1
Am I entitled to vote if my shares are held in “street name?”	1
How may I vote if I am a stockholder of record?	2
How may I change my vote?	2
How many shares must be present to hold the annual meeting?	3
What vote is required to approve each matter?	3
How will votes be counted?	3
How does the board of directors recommend that I vote?	3
Will any other business be conducted at the annual meeting?	4
Who pays for the solicitation of proxies?	4
How and when may I submit a proposal for the 2006 annual meeting?	4
DISCUSSION OF PROPOSALS	5
Proposal One: Election of Directors	5
Proposal Two: Approval of Amendment to Our 2003 Stock Incentive Plan	7
INFORMATION ABOUT CORPORATE GOVERNANCE	13
Corporate Governance	13
Board of Directors	14
Board Independence	14
Board Committees	15
Director Candidates	17
Communicating with the Non-Management Directors	17
Corporate Governance Guidelines	17
Director Attendance at Annual Meeting of Stockholders	18
Compensation of Directors	18
Securities Authorized for Issuance Under Equity Compensation Plans	19
Report of the Audit Committee of the Board of Directors	20
Matters relating to Independent Registered Public Accounting Firm	21
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	23
Compensation of Our Executive Officers	23
Executive Employment Agreements	25
Compensation Committee Report on Executive Compensation	26
Compensation Committee Interlocks and Insider Participation; Certain Relationships and Related-Party Transactions	29
OTHER INFORMATION	30
Principal Stockholders	30
Comparative Stock Performance	32
Section 16(a) Beneficial Ownership Reporting Compliance	33
Householding of Annual Meeting Materials	33

i

THE FIRST MARBLEHEAD CORPORATION
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199

PROXY STATEMENT

For Our Annual Meeting of Stockholders to be held on October 27, 2005

The First Marblehead Corporation, a Delaware corporation (referred to as “we,” “us” or “First Marblehead” in this document), has sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2005 annual meeting of stockholders. The annual meeting will be held on Thursday, October 27, 2005, at 12:00 p.m., local time, at the Harvard Club of New York City, located at 35 West 44th Street, New York, New York 10036. If the annual meeting is adjourned for any reason, the proxies may be used at any adjournments of the annual meeting.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions at the annual meeting, if you do not plan to attend in person.

We are mailing this proxy statement and the enclosed proxy card to stockholders on or about October 3, 2005. In this mailing, we are also including copies of our annual report to stockholders for the year ended June 30, 2005. We refer to the year ended June 30, 2005 as “fiscal 2005” throughout this proxy statement.

Our annual report on Form 10-K for fiscal 2005, as filed with the Securities and Exchange Commission, or SEC, including our audited financial statements, is available free of charge on our website at www.firstmarblehead.com or through the SEC’s electronic data system at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you free of charge, either: write to Investors Relations, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199, or email Investor Relations at info@firstmarblehead.com.

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote?

The record date for the annual meeting was September 15, 2005. Holders of record of our common stock at the close of business on that date are entitled to one vote per share on each matter properly brought before the meeting. As of the close of business on September 15, 2005, we had 64,914,644 shares of our common stock outstanding.

A list of stockholders of record entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Donald R. Peck, at our address as set forth above, to make arrangements to review a copy of the stockholder list at our offices, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from October 17, 2005 up to the time of the meeting.

Am I entitled to vote if my shares are held in “street name?”

If the shares you own are held in “street name,” these proxy materials have been forwarded to you by the record holder of your shares, typically your bank or brokerage firm. You have the right to direct the record holder how to vote your shares, and the record holder is required to vote according to your instructions. To instruct your record holder how to vote your shares, please follow the directions the record holder provides to you. Many banks and brokerage firms solicit voting instructions over the Internet or by telephone.

Under the rules of the New York Stock Exchange, if you do not give voting instructions to the record holder, it will be permitted to vote your shares with respect to certain “discretionary” items, but will not be permitted to vote your shares with respect to certain “non-discretionary” items. The election of directors (proposal one) is considered a discretionary item under the New York Stock Exchange rules. The amendment to our 2003 stock incentive plan (proposal two) is a non-discretionary item. Accordingly, if you do not give your record holder voting instructions with respect to proposal two, or if the record holder does not exercise its discretionary authority with respect to proposal one, your shares will be treated as “broker non-votes” on the particular matter.

If your shares are held in street name, you are cordially invited to attend the annual meeting, but please bring an account statement or letter from the stockholder of record that confirms you are the beneficial owner of those shares as of the record date. You may not vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the holder of record of your shares.

How may I vote if I am a stockholder of record?

If you are a stockholder of record (i.e., you hold shares in your name in an account with our stock transfer agent, EquiServe Trust Company, N.A.), you may vote your shares in person or by proxy:

•       to vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•       to vote by proxy, you must mark, sign and date the enclosed proxy card, and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card.

The proxy card solicited by our board of directors provides stockholders the choice of voting for all of the director nominees or withholding votes for any or all of the nominees (proposal one) and the choice of approving, disapproving or abstaining with respect to the proposal to amend our 2003 stock incentive plan (proposal two). If you indicate a choice on the proxy card with respect to any matter to be acted upon, the shares will be voted as specified. If you sign and return your proxy card and do not specify a choice, your shares will be voted according to the board of directors’ recommendations, as indicated in this proxy statement.

How may I change my vote?

If you are a stockholder of record, even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

•       send written notice to Donald R. Peck, our Secretary, at our address above;

•       send us another signed proxy with a later date; or

•       attend the meeting, notify our Secretary that you are present, and then vote by ballot.

If you own shares in “street name,” the record holder should provide you with appropriate instructions for changing your vote.

How many shares must be present to hold the annual meeting?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of our capital stock issued and outstanding and entitled to vote at the meeting, that is, at least 32,457,323 shares.

Shares of common stock present in person or represented by proxy (including any “broker non-votes” and shares that abstain or provide no voting instructions with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each matter?

Proposal One—Election of Directors

Directors will be elected by a plurality of the votes cast by our stockholders entitled to vote on the election. In other words, the eight nominees for director receiving the highest number of votes FOR election will be elected as directors, regardless of whether that number represents a majority of the votes cast.

Proposal Two—Amendment to Our 2003 Stock Incentive Plan

Under our by-laws, the affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the annual meeting and voting on the matter is needed to approve the amendment to our 2003 stock incentive plan increasing from 1,200,000 to 2,700,000 the number of shares of common stock reserved for issuance under the plan. Under the listing requirements of the New York Stock Exchange, the proposal must be approved by a majority of votes cast on the proposal, and the total votes cast on the proposal must represent over 50 percent in interest of all securities entitled to vote on the proposal.

How will votes be counted?

Each share of common stock will be counted as one vote. Neither votes withheld for a particular director nominee nor broker non-votes will have an effect on the outcome of the election of directors. Under our by-laws, neither abstentions nor broker non-votes will have an effect on the outcome of proposal two. For purposes of the listing requirements of the New York Stock Exchange, however, (1) abstentions will be considered votes cast, but not votes for, proposal two and (2) broker non-votes will not be considered votes cast, or votes for, proposal two.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote:

•       FOR proposal one—elect our eight nominees to the board of directors

•       FOR proposal two—approve the amendment to our 2003 stock incentive plan

Will any other business be conducted at the annual meeting?

Our board of directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our by-laws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting was September 25, 2005. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Who pays for the solicitation of proxies?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. We have requested banks, brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the banks, brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution.

How and when may I submit a proposal for the 2006 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement and proxy card for our 2006 annual meeting, you must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. We must receive any proposals intended for inclusion in the proxy statement at our principal executive offices, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199 Attention: Secretary, no later than June 5, 2006.

If you wish to present a proposal at the 2006 annual meeting, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must also give written notice to us at the address noted above. Our by-laws specify the information that must be included in any such notice, including a brief description of the proposal and the name of the stockholder proposing such business. We must receive this notice at least 60 days, but not more than 90 days, prior to October 27, 2006. However, if the 2006 annual meeting is scheduled to be held prior to October 7, 2006 or after December 26, 2006, your notice must be received no earlier than the 90th day prior to the 2006 annual meeting and no later than the close of business on the later of (1) the 60th day prior to the 2006 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If you fail to provide timely notice of a proposal to be presented at the 2006 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting.

DISCUSSION OF PROPOSALS

Proposal One: Election of Directors

Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated William R. Berkley, Stephen E. Anbinder, Peter B. Tarr, Leslie L. Alexander, Dort A. Cameron III, George G. Daly, Peter S. Drotch and William D. Hansen for election as directors. The persons named in the enclosed proxy card will vote to elect each of these nominees as a director, unless the proxy is marked otherwise. Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees is currently a director, and each has indicated a willingness to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

If Peter B. Tarr is reelected as a director, our board of directors expects to elect Mr. Tarr as Chairman of the Board of Directors as soon as practicable after the meeting.

No director, or associate of any director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director is related by blood, marriage or adoption to any other director or executive officer.

Our board of directors recommends a vote FOR each of the nominees.

Director Nominees

Set forth below are the names of each nominee for director, the year in which they first became a director, their ages as of October 1, 2005, their positions and offices with us, their principal occupations and business experience during the five years ended June 30, 2005 and the names of other public companies for which they serve as a director.

WILLIAM R. BERKLEY
Age: 59

William R. Berkley has served as a director since December 1995, as our lead director since January 2004 and as interim Chairman of the Board of Directors since September 27, 2005. Mr. Berkley has served as Chairman of the Board of Directors and Chief Executive Officer of W.R. Berkley Corporation, a publicly held property casualty insurance company, since its formation in 1967. He serves as Chairman of the Board of Directors of a number of other public and private companies. These include Strategic Distribution, Inc., a publicly held provider of maintenance, repair and operating supply chain management services; Associated Community Bancorp. Inc., a bank holding company which owns all of the issued and outstanding capital stock of Connecticut Community Bank, N.A., a federally chartered commercial bank; and Interlaken Capital, Inc., a private investment firm. Mr. Berkley is Vice-Chairman and a member of the Executive Committee of the Board of Trustees of the University of Connecticut; a Trustee and member of the Executive Committee of the Board of Trustees of New York University; Chairman of the Board of Overseers of New York University Stern School of Business; a Director of Georgetown University; and Co-Chairman of the Sabin Vaccine Institute. Mr. Berkley received a B.S. from New York University and an M.B.A. from the Harvard Graduate School of Business Administration.

STEPHEN E. ANBINDER
Age: 67

Stephen E. Anbinder is a co-founder of First Marblehead and has served as Vice Chairman of the Board of Directors since May 2002. Mr. Anbinder previously served as our President, from December 1995 to May 2002, and Treasurer, from May 2002 to June 2003. From 1980 to 1981 and from 1962 to 1969,

Mr. Anbinder held positions with Scudder Stevens & Clark, an investment counseling firm, serving most recently as a Vice President and member of its investment policy committee. From 1970 to 1979, Mr. Anbinder served as a Managing Director of Dillon Read & Company, a securities brokerage firm, where he headed the fixed income capital markets group and was a member of the board of directors. Mr. Anbinder received a B.A. in Literature from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.

PETER B. TARR
Age: 54

Peter B. Tarr has served as our General Counsel since July 2005 and Vice Chairman of the Board of Directors since August 2005. From 1986 to June 2005, Mr. Tarr was a Senior Partner in the corporate law department and a member of the Executive Committee at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP. Mr. Tarr’s practice focused on advising boards of directors on corporate governance, strategic transactions and public offerings of securities. Mr. Tarr received a B.A. degree from Yale College, an M.A.R. degree from Yale Divinity School and a J.D. degree from the University of Virginia School of Law.

LESLIE L. ALEXANDER
Age: 62

Leslie L. Alexander has served as a director since December 1995. Mr. Alexander has been an institutional investor with the Alexander Group since 1980. Mr. Alexander has owned the Houston Rockets professional basketball team since 1993 and the Houston Comets professional basketball team since 1997. Mr. Alexander received a B.S. from New York University and a J.D. from Western State University.

DORT A. CAMERON III
Age: 60

Dort A. Cameron III has served as a director since December 1995. Mr. Cameron is a private investor who has served as the Managing Member of the Airlie Group, a money management firm, since 1994. From 1993 to 2000, Mr. Cameron served as Chairman of Entex Information Services, Inc., a provider of distributed computing infrastructure services and hardware. In 2003, Mr. Cameron founded The Airlie Opportunity Capital Management, L.P., a registered investment advisor, which manages hedge funds that invest in stressed and distressed high yield debt markets. Mr. Cameron currently serves as a Trustee Emeritus of Middlebury College and serves on the Rippowam Cisqua School and Westchester Land Trust Boards. Mr. Cameron received an A.B. from Middlebury College.

GEORGE G. DALY
Age: 64

George G. Daly has served as a director since September 2002. Mr. Daly has been the Gerald Fingerhut Professor of Business Administration at the Leonard N. Stern School of Business of New York University since 1998. From 1993 to August 2002, he was the Dean of the Stern School. From 1983 to 1993, Mr. Daly served as Dean and Professor at the College of Business Administration at the University of Iowa. He has also served in senior posts in the federal government and as a consultant to the National Football League. Mr. Daly has served as a director of W.R. Berkley Corporation since 1997. Mr. Daly received an A.B. from Miami University of Ohio and an M.A. and Ph.D. from Northwestern University. Mr. Daly has accepted a position at Georgetown University as the Dean of the Robert Emmett McDonough School of Business, effective November 1, 2005.

PETER S. DROTCH
Age: 63

Peter S. Drotch has served as a director since October 2003. Mr. Drotch joined Price Waterhouse, an accounting firm, in 1964. From 1975 to 2000, Mr. Drotch was a partner at PricewaterhouseCoopers LLP, from which he retired in 2000. Mr. Drotch held a number of positions at PricewaterhouseCoopers, most recently leading the firm’s services to the investment management industry in the Americas and serving as a member of the global leadership team for this industry services group, which provides services to investment advisors, banks, insurance companies, broker dealers, industrial corporations and governmental units with respect to their investment management operations. Mr. Drotch’s volunteer activities include Trustee of University of Connecticut, Trustee of Huntington Theatre, past President and Chairman of the National Investment Companies Services Association, which provides educational networking and programming for the operations sector of the mutual fund industry, and past Chairman of the University of Connecticut Foundation. Mr. Drotch is a Trustee and member of the audit committee of The BlackRock Mutual Funds. Mr. Drotch received a B.S. degree in accounting from the University of Connecticut.

WILLIAM D. HANSEN
Age: 46

William D. Hansen has served as a director and as chairman of our advisory council since July 2003. Mr. Hansen has served since July 2003 as the Senior Vice President and Managing Director of Affiliated Computer Services’ Education Services Business, which provides business process and information technology outsourcing solutions to commercial and government clients. From May 2001 to July 2003, Mr. Hansen served as the Deputy Secretary of the U.S. Department of Education, functioning as its chief operating officer. From 1993 to 2001, Mr. Hansen was the President of the Education Finance Council, a not-for-profit trade association representing state-based student loan finance organizations. From 1981 to 1993, he held numerous senior executive positions, including Assistant Secretary for Management and Budget and Chief Financial Officer, at the U.S. Department of Education. He also held senior executive positions at the United States Departments of Commerce and Energy. He has served on numerous state and national boards and commissions on reforming elementary and secondary schools and increasing access to higher education, including the National Commission on the Cost of Higher Education. Mr. Hansen also currently serves as a director of the University of Phoenix and the Student Loan Finance Corporation. Mr. Hansen received a B.S. degree in Economics from George Mason University.

Proposal Two: Approval of Amendment to Our 2003 Stock Incentive Plan

Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. In August 2005, our board of directors approved, subject to stockholder approval, an amendment to our 2003 stock incentive plan increasing the number of shares of common stock reserved for issuance under the 2003 plan to 2,700,000. As of September 15, 2005, we had a total of 64,914,644 shares of common stock outstanding.

We adopted the 2003 plan in September 2003 and currently have 1,200,000 shares of common stock reserved for issuance under the 2003 plan. As of September 15, 2005, options and restricted stock units to purchase 1,127,914 shares of common stock were outstanding under the 2003 plan. As a result, we had only 72,086 shares available for future grant as of September 15, 2005. Our board of directors believes that the proposed amendment is necessary to assure that First Marblehead will have a sufficient reserve of common stock available for future grant under the 2003 plan.

In addition, stockholders are being asked to approve the increase in the number of shares reserved under the 2003 plan and the continuance of the 2003 plan in order for awards granted under the 2003 plan to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the code. Section 162(m) of the code generally disallows a federal income tax deduction to public companies for compensation over $1,000,000 in any taxable year paid to its chief executive officer or its four other most highly compensated executive officers. Certain compensation, including qualified “performance-based compensation,” is not subject to the deduction limitation if certain requirements are met. The 2003 plan is currently exempt from 162(m) of the code under a transition rule relating to our initial public offering. The transition rule, however, will not be available after this annual meeting. Our board of directors believes it is important that incentive compensation be qualified as “performance-based” compensation in order to retain the corporate tax deductibility of the payments. We are seeking stockholder approval of the proposed amendment in order to allow us to qualify compensation attributable to awards granted under the 2003 plan for such a deduction.

If stockholders approve the amendment to the 2003 plan, awards granted thereunder will be treated as qualified performance-based compensation under Section 162(m) of the code only if the grant of such awards complies with all other requirements of Section 162(m).

Our board of directors believes that the amendment to our 2003 stock incentive plan increasing from 1,200,000 to 2,700,000 the number of shares of our common stock available for grant under the plan is in the best interests of both First Marblehead’s stockholders and First Marblehead and recommends a vote “FOR” the amendment.

Description of the 2003 Plan

The following is a brief summary of the 2003 plan. The following summary is qualified in its entirety by reference to the 2003 plan, a copy of which was filed as an exhibit to First Marblehead’s registration statement on Form S-1, as amended, initially filed with the SEC on September 5, 2003 (registration number 333-108531) and may be accessed from the SEC’s electronic data system at www.sec.gov. In addition, a copy of the 2003 plan may be obtained from our Secretary.

Types of Awards

The 2003 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the code, non-statutory stock options, restricted stock and other stock-based awards as described below, which we refer to collectively as awards.

Incentive Stock Options and Non-statutory Stock Options.   Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of First Marblehead). Generally, it is our policy to establish exercise prices of options at or higher than the fair market value on the date of grant. The 2003 plan permits the following forms of payment of the exercise price of options: (1) payment by cash or check, (2) a “cashless exercise” through a broker, unless our board of directors otherwise provides in an option agreement, (3) subject to certain conditions, surrender to First Marblehead of shares of common stock, (4) subject to certain conditions, delivery to First Marblehead of a promissory note, (5) any other lawful means, or (6) any combination of these forms of payment. All of the shares authorized under the 2003 plan may be granted as incentive stock options.

Restricted Stock Awards.   Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of First Marblehead to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. The value of the award will only be determined by the value of the increase in the common stock.

Other Stock-Based Awards.   Under the 2003 plan, our board of directors has the right to grant other awards based upon the common stock having such terms and conditions as the board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future. Our board of directors has granted and may in the future grant restricted stock unit awards, which entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by our board of directors.

Transferability of Awards

Except as the board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of First Marblehead and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted awards under the 2003 plan. Under present law, however, incentive stock options may only be granted to employees of First Marblehead and its subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2003 plan may not exceed 1,200,000 shares per calendar year.

Plan Benefits

As of September 30, 2005, in excess of 900 persons were eligible to receive awards under the 2003 plan, including our 10 executive officers and six non-employee directors. The granting of awards under the 2003 plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Since adoption of the 2003 plan through September 30, 2005, we granted the following options or restricted stock units under the 2003 plan to the individuals and groups listed below. In all cases, the securities underlying such options or restricted stock units are shares of our common stock. Restricted stock unit awards generally vest over five years, with one-third of the original number of shares covered thereby vesting on the third, fourth and fifth anniversaries of the date of grant. We did not grant any restricted stock unit awards to the named executive officers in fiscal 2005, nor did we grant any restricted stock unit awards to any director nominee other than Peter Tarr. Mr. Tarr’s restricted stock units vest in five equal annual installments beginning in July 2006, the first anniversary of the date of grant.

Name and Principal Position	Weighted Average Exercise Price	Total Shares Subject to Options	Weighted Average Closing Price as of Date of Restricted Stock Unit Grant	Total Shares Subject to Restricted Stock Units
Daniel Maxwell Meyers(1)	$75.00	800,000	$—	—
Former Chief Executive Officer and Chairman
Stephen E. Anbinder	$—	—	$—	—
Vice Chairman
John A. Hupalo	$—	—	$—	—
Executive Vice President, Group Head of Capital Markets
Donald R. Peck	$—	—	$—	—
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Larry A. Lutz	$—	—	$—	—
Executive Vice President, Business Development
Peter B. Tarr	$—	—	$34.11	146,584
Director
All current directors who are not executive officers, as a group	$—	—	$—	—
All current executive officers, as a group(2)	$—	—	$34.50	256,584
All associates of any director, executive officer or director nominee	$—	—	$—	—
All employees who are not executive officers, as a group	$—	—	$42.03	71,330

(1)   Mr. Meyers resigned as our Chief Executive Officer and Chairman of the Board, and as a director, effective September 27, 2005. The option granted to Mr. Meyers, which has an exercise price of $75.00 per share, was vested as of the date of grant and expires in December 2005.

(2)   Excludes an option granted to Mr. Meyers, who resigned as an executive officer effective September 27, 2005.

On September 23, 2005, the last reported sale price of our common stock on the New York Stock Exchange was $26.65.

Administration

The 2003 plan is administered by the board of directors. The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2003 plan and to interpret the provisions of the 2003 plan. Pursuant to the terms of the 2003 plan, the board of directors may delegate authority under the 2003 plan to one or more committees or subcommittees of the board of directors. The board of directors has authorized the compensation committee to exercise all rights, authority and functions of the board of directors under the 2003 plan, including, without limitation, the authority to interpret the terms of the 2003 plan and to grant options and make other stock awards under the 2003 plan, provided that the compensation committee is not authorized to amend the terms of the 2003 plan.

Subject to any applicable limitations contained in the 2003 plan, the board of directors, the compensation committee, or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines (1) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (2) the exercise price of options, (3) the duration of options, and (4) the number of shares of common stock subject to any restricted stock award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The board of directors is required to make appropriate adjustments in connection with the 2003 plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2003 plan also contains provisions addressing the consequences of any reorganization event, which is defined as (1) any merger or consolidation of First Marblehead with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or (2) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction. In connection with a reorganization event, the board of directors or the compensation committee will take any one or more of the following actions as to all or any outstanding options on such terms as the board or the compensation committee determines: (1) provide that options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice, provide that all unexercised options will become exercisable in full and will terminate immediately prior to the consummation of such reorganization event unless exercised within a specified period following the date of such notice and (3) in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, or the acquisition price, make or provide for a cash payment to an optionholder equal to (A) the acquisition price times the number of shares of common stock subject to the holder’s options (to the extent the exercise price does not exceed the acquisition price) minus (B) the aggregate exercise price of all the holder’s outstanding options, in exchange for the termination of such options. In connection with a reorganization event, our repurchase and other rights under each outstanding restricted stock award will inure to the benefit of our successor and will apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as applied to the common stock subject to the restricted stock award. The board of directors or compensation committee will specify the effect of a reorganization event on any other award granted under the 2003 plan at the time of the grant of the award. In connection with a liquidation or dissolution of First Marblehead, the board of directors will upon written notice to the participants provide that all then unexercised options will (1) become exercisable in full as of a specified time at least 10 business days prior to the effective date of the liquidation or dissolution and (2) terminate effective upon the liquidation or dissolution, except to the extent exercised before such effective date. The board of directors may specify the effect of a liquidation or dissolution on any restricted stock award or other award granted under the 2003 plan at the time of the grant of the award. Our board may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2003 plan, subject, however, in the case of incentive stock options, to any limitations under the code.

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on terms as our board deems appropriate in the circumstance, notwithstanding any limitations on options contained in the 2003 plan. Substitute options will not count against the 2003 plan’s overall share limit, except as may be required by the code.

Amendment or Termination

No award may be made under the 2003 plan after September 14, 2013, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2003 plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2003 plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the code regarding nonqualified deferred compensation.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our 50% or more-owned subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2003 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the code.

INFORMATION ABOUT CORPORATE GOVERNANCE

Corporate Governance

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. In assessing and implementing our corporate governance practices, we have been mindful of the provisions of the Sarbanes-Oxley Act of 2002, SEC rules and listing standards of the New York Stock Exchange. We have also considered the policies and procedures identified as best practices by various authorities in corporate governance, as well as the practices of other public companies.

We describe below our corporate governance structure and the key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters, code of conduct and statement of business ethics for directors are available on our website at www.firstmarblehead.com. Alternatively, you may request a copy of any of these documents by: writing to Investor Relations, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199 or emailing Investor Relations at info@firstmarblehead.com.

Board of Directors

Our board of directors is responsible for establishing our broad corporate policies and overseeing the management of the company. Our chief executive officer and our other executive officers are responsible for managing our day-to-day operations. Our board evaluates our corporate performance and approves, among other things, our corporate strategies and objectives, operating plans, major commitments of corporate resources and significant policies. Our board also evaluates and elects our executive officers.

Our board of directors met six times during fiscal 2005, including regular, special and telephonic meetings. Each director who served as a director during fiscal 2005 attended at least 75% of the aggregate of: (1) the total number of board meetings held during the period of fiscal 2005 that he served as a director and (2) the total number of meetings held by all board committees on which he served during the period of fiscal 2005 that he served as a member of such committees. The board of directors also acted by written consent on five occasions.

Our board of directors has appointed William R. Berkley as our interim Chairman of the Board of Directors. In addition, Mr. Berkley serves as our lead director, presiding at all executive sessions of “non-management” directors, as defined under the rules of the New York Stock Exchange. In general, the agenda for every regularly scheduled board meeting provides for a meeting of non-management directors in executive session.

If Peter B. Tarr is reelected as a director, our board of directors expects to elect Mr. Tarr as Chairman of the Board of Directors as soon as practicable after the meeting.

Board Independence

Under the rules of the New York Stock Exchange, a director will only qualify as “independent” if our board of directors affirmatively determines that he has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our board of directors has established guidelines to assist it in determining whether a director has a material relationship with us. Under these guidelines, a director is not considered to have a material relationship with First Marblehead if he is independent under Section 303A.02(b) of the NYSE Listed Company Manual, even if he:

•       is an executive officer of another company which is indebted to First Marblehead, or to which First Marblehead is indebted, unless the total amount of either company’s indebtedness to the other is more than one percent of the total consolidated assets of the company he serves as an executive officer; or

•       serves as an officer, director or trustee of a charitable organization to which First Marblehead makes contributions, unless our discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of that organization’s total annual charitable receipts. First Marblehead’s matching of employee charitable contributions would not be included in the amount of the First Marblehead’s contributions for this purpose.

In addition, ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the board of directors who are independent.

Applying the standards described above, our board of directors has affirmatively determined that the following directors are independent: Leslie L. Alexander, William R. Berkley, Dort A. Cameron, George G. Daly, Peter S. Drotch and William D. Hansen. All of the members of the board’s three standing committees (as described below) are independent as defined under the rules of the New York Stock

Exchange. Members of the audit committee must also satisfy a separate SEC independence requirement, contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us other than their directors’ compensation.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

The members of the committees are as follows:

Audit	Compensation	Nominating and Corporate Governance
Peter S. Drotch (Chair)	Dort A. Cameron III (Chair)	William R. Berkley (Chair)
George G. Daly	Leslie L. Alexander	Leslie L. Alexander
William D. Hansen	George G. Daly	Dort A. Cameron III
	William D. Hansen	George G. Daly

Each committee operates under a charter that has been approved by our board of directors. A current copy of each committee’s charter is posted on the governance section of our website, www.firstmarblehead.com, and is available in print to any stockholder who submits a written request to our investor relations department.

Audit Committee

The audit committee’s responsibilities include:

•       appointing, setting the compensation of, and assessing the independence of our independent registered public accounting firm;

•       overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports required to be made by that firm;

•       reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures, as well as financial reporting issues and judgments made in connection with the preparation of the financial statements;

•       monitoring our internal control over financial reporting, disclosure controls and procedures and code of conduct;

•       overseeing our internal audit function and reviewing, at least annually, the proposed internal audit plan, staffing, audit procedures and the coordination of the plan with the independent registered public accounting firm;

•       discussing our policies with respect to financial risk assessment and financial risk management;

•       establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•       meeting independently with our independent registered public accounting firm and management; and

•       preparing the audit committee report required by SEC rules (which is included on page 20 of this proxy statement).

Our board of directors has determined that Peter S. Drotch qualifies as an “audit committee financial expert.” In deciding whether members of our audit committee qualify as financial experts within the meaning of the SEC regulations and the New York Stock Exchange listing standards, our board considered the nature and scope of experiences and responsibilities members of our audit committee have previously had with reporting companies. Mr. Drotch, like all of the other members of our audit committee, is an independent director.

The audit committee met seven times during fiscal 2005.

Compensation Committee

The compensation committee’s responsibilities include:

•       annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•       determining the compensation of our chief executive officer;

•       reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

•       overseeing an evaluation of our senior executives;

•       overseeing and administering our cash and equity incentive plans;

•       reviewing and making recommendations to the board with respect to director compensation; and

•       preparing the report on executive compensation required by SEC rules (which is included on page 26 of this proxy statement).

The compensation committee met four times during fiscal 2005. The compensation committee has established a subcommittee composed entirely of two or more directors who meet the criteria of “outside director” under Section 162(m) of the code, which we refer to as the 162(m) subcommittee. This subcommittee has the responsibility for making grants of cash and equity awards that are intended to qualify as performance-based compensation under Section 162(m) of the code.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include:

•       identifying individuals qualified to become board members;

•       recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•       overseeing an annual review with respect to management succession planning;

•       developing and recommending to the board corporate governance guidelines; and

•       overseeing an annual self-evaluation of the board and its committees.

The nominating and corporate governance committee met once during fiscal 2005.

Director Candidates

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board. The nominating and corporate governance committee also has the authority to retain the services of an executive search firm to help identify and evaluate potential director candidates.

In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and ability to exercise sound judgments in matters that relate to our current and long-term objectives. The nominating and corporate governance committee believes that nominees should be willing to contribute positively to our decision-making processes and typically should be able to serve for at least five years before reaching the age of 72. The committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

The nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by security holders. The board of directors believes that it is appropriate for us not to have such a policy in light of our stockholders’ right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of the nominating and corporate governance committee or the board. Stockholders nominating director candidates must follow the procedures set forth under “Information About The Annual Meeting—How and when may I submit a proposal for the 2006 annual meeting?” in this proxy statement.

Communicating with the Non-Management Directors

The board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Our lead director, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director considers to be important for our directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which First Marblehead tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to: Lead Director, c/o Corporate Secretary, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•  the principal responsibility of the directors is to oversee the management of First Marblehead and, in doing so, serve the best interests of us and our stockholders;

•       a majority of the members of the board will be independent directors, expect as may otherwise be permitted by New York Stock Exchange rules;

•       non-management directors will meet regularly in executive session;

•       directors have full and free access to our officers and employees and, as necessary and appropriate, the power to hire and consult with independent advisors without the advance approval of management;

•       new directors participate in a mandatory orientation program; and

•       at least annually the board and its committees conduct a self-evaluation to determine whether they are functioning effectively.

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that all directors are responsible for attending the annual meeting of stockholders. Five of our directors attended the last annual meeting of stockholders held in November 2004.

Compensation of Directors

Directors who are employees receive no additional compensation for their service as directors. Our compensation arrangements with our non-employee directors are set forth below.

Fees and Expenses

Our non-employee directors receive an annual fee from us of $40,000. Directors do not receive any additional meeting fees for attending meetings of the Board of Directors, although they are reimbursed for expenses incurred in attending meetings of the Board of Directors.

As part of Mr. Hansen’s duties as a director, he serves as the chairperson of our advisory board, for which he receives an additional annual fee from us of $50,000. We pay our lead director, Mr. Berkley, and the chairman of the audit committee of our board of directors, Mr. Drotch, an additional annual fee of $50,000 in connection with their duties. Each member of the Audit Committee and Compensation Committee receives an additional $1,000 for attendance at each Audit Committee or Compensation Committee meeting.

Non-employee directors are entitled to receive stock options under our 2002 director stock plan. In addition, we may, in our discretion, grant stock options and other equity awards to our employee and non-employee directors under our other stock plans.

2002 Director Stock Plan

Our director stock plan was adopted by our board of directors in September 2002 and by our stockholders in August 2003. Under the director stock plan, our non-employee directors are eligible to receive non-statutory stock options to purchase shares of our common stock. A total of 200,000 shares of our common stock may be issued upon the exercise of options granted under the director stock plan. As of September 29, 2005, options to purchase 88,000 shares of common stock were outstanding under the director stock plan.

Under the terms of the director stock plan, each non-employee director is granted an option to purchase 4,000 shares of common stock on the date of his or her initial election to our board of directors. In addition, each non-employee director receives an option to purchase 4,000 shares of our common stock on September 20 of each year, if on such date the non-employee director has served on our board of directors for at least 180 days.

We have granted the following non-statutory stock options to our non-employee directors since June 30, 2004:

•       On September 20, 2004, we granted stock options to each of Messrs. Alexander, Berkley, Cameron, Daly, Drotch and Hansen to purchase 4,000 shares at an exercise price of $49.45 per share.

•       On September 20, 2005, we granted stock options to each of Messrs. Alexander, Berkley, Cameron, Daly, Drotch and Hansen to purchase 4,000 shares at an exercise price of $28.56 per share.

All options granted under the director stock plan vest immediately and have an exercise price equal to the closing price of our common stock on the last trading day immediately preceding the date of the option grant. An optionee may exercise his option only while he is a director and for 90 days after he ceases to be a director. Unexercised options expire ten years after the date of grant. Options granted under the director plan are not transferable or assignable other than by will or the laws of descent and distribution.

In the event of a merger of First Marblehead with another entity or any exchange of all our common stock for cash, securities or other property, our board of directors will provide for all outstanding options under the director plan to be assumed or substituted for by the acquiror. If the acquiror does not assume or substitute for outstanding awards, our board of directors will provide that all unexercised options will become exercisable in full prior to the completion of the acquisition event and that these options will terminate upon completion of the event if not previously exercised. If our stockholders will receive cash in the acquisition event, our board of directors may instead provide that all options will terminate and be exchanged for cash. In the event of a proposed liquidation or dissolution of First Marblehead, our board of directors will provide that all then unexercised options under the director plan will become exercisable in full as of a specified time at least 10 business days prior to the effective date of the liquidation or dissolution and then terminate effective upon the liquidation or dissolution, if not previously exercised. Our board of directors may adjust each outstanding option upon a change in capitalization.

Securities Authorized for Issuance Under Equity Compensation Plans

We currently issue equity awards to our employees under our 2003 stock incentive plan. We issue stock options to our non-employee directors under our 2002 director stock plan, which is described above. We also have a third equity incentive plan, our 1996 stock option plan, under which we have granted stock options to our employees in the past. We have not granted any stock options under our 1996 stock option plan since July 2003, and we do not intend to grant stock options under our 1996 stock option plan in the future.

In accordance with SEC rules, the following table provides information, as of June 30, 2005, about the securities authorized for issuance under our 2003 stock incentive plan, 2002 director stock plan, 1996 stock option plan and 2003 employee stock purchase plan. The information below is categorized according to whether or not the equity plan was previously approved by stockholders:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,757,015	(1)	$37.15	(1)	1,280,900	(2)
Equity compensation plans not approved by security holders	—		—		—
Total	1,757,015	(1)	$37.15	(1)	1,280,900	(2)

(1)          Excludes 11,420 shares issuable under our 2003 employee stock purchase plan on June 30, 2005 at the close of the then-current offering period.

(2)          Includes 11,420 shares issuable under our 2003 employee stock purchase plan on June 30, 2005 at the close of the then-current offering period. In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2005, 328,500 shares under the 2003 stock incentive plan may instead be issued in the form of restricted stock, restricted stock units or other stock-based awards.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed the audited consolidated financial statements of the First Marblehead Corporation and its subsidiaries for fiscal 2005 and has discussed these consolidated financial statements with First Marblehead’s management and KPMG LLP, First Marblehead’s independent registered public accounting firm. First Marblehead’s management is responsible for the preparation, presentation and integrity of the financial statements and for the appropriateness of the accounting principles and policies used. First Marblehead’s independent registered public accounting firm is responsible for performing an independent audit of those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on the results of its audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee also received from, and discussed with, KPMG LLP various communications that KPMG LLP is required to provide to the audit committee, including the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees). This statement requires First Marblehead’s registered independent accounting firm to discuss with the audit committee, among other things, the following:

•       methods to account for significant unusual transactions;

•       the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•       the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•       disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the consolidated financial statements.

KPMG LLP provided the audit committee with written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the audit committee discussed with KPMG LLP its independence.

Based on its review of the audited consolidated financial statements, discussions with management and KPMG LLP, and its review of the representations and information provided by management and KPMG LLP, the audit committee recommended to the board of directors that the audited financial statements be included in The First Marblehead Corporation’s annual report on Form 10-K for the fiscal year ended June 30, 2005.

By the Audit Committee of the Board of Directors
Peter S. Drotch, Chair
George G. Daly
William D. Hansen

Matters relating to Independent Registered Public Accounting Firm

The audit committee has selected KPMG LLP to serve as our independent registered public accounting firm for the year ending June 30, 2006. We expect that representatives of KPMG will be present at our annual meeting of stockholders to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Fees and Services

The following table sets forth the fees billed to us by KPMG LLP for each of the last two fiscal years.

Fee Category	Fiscal 2005	Fiscal 2004
Audit Fees(1)	$1,420,925	$1,399,686

Audit-related Fees(2)

	35,500

		40,800

Tax Fees(3)	74,675	57,300
All Other Fees	—	—
Total Fees	$1,531,100	$1,497,786

(1)          Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q, accounting consultations and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)          Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our consolidated financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit plan audits.

(3)          Tax fees primarily consist of fees for tax compliance. Tax compliance services include primarily the preparation of tax returns and tax payment-planning services.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit, audit-related and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render any audit, audit-related or non-audit service unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. The audit committee identifies the particular pre-approved services in detail and establishes a maximum dollar amount for each particular pre-approved service, which limit cannot be exceeded without obtaining further pre-approval.

The audit committee has also delegated to the chairman of the audit committee the authority to pre-approve any audit, audit-related or non-audit services to be provided by our independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

Our audit committee pre-approval requirements have a limited exception for the provision of services, other than audit and audit-related services, by the independent registered public accounting firm if:

•       the aggregate amount of all such services is no more than 5% of the total amount paid by First Marblehead to the independent registered public accounting firm during the fiscal year in which the services are provided;

•       such services were not recognized by First Marblehead at the time of the engagement to be non-audit services; and

•       such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee or by the chairman of the audit committee.

All of the audit fees, audit-related fees and tax fees for fiscal 2005 and 2004 were pre-approved.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Compensation of Our Executive Officers

Summary Compensation

The following table presents summary information for the years ended June 30, 2005, 2004 and 2003, for:

•       our chief executive officer and chairman during fiscal 2005; and

•       our four other most highly compensated executive officers who were serving at the end of fiscal 2005.

These five individuals are referred to collectively as our named executive officers.

Summary Compensation Table

		Annual Compensation					Long-term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus	Other Annual Compensation(1)		Securities Underlying Options	All Other Compensation
Daniel Maxwell Meyers(2)	2005	$1,000,000		$4,770,000	$176,448	(3)	800,000	$1,911	(5)
Former Chief Executive	2004	900,000		2,250,000	2,366	(4)	—	1,730	(5)
Officer and Chairman	2003	500,000		1,000,000	3,997	(4)	—	1,566	(5)
Stephen E. Anbinder	2005	522,298		700,000	—		—	2,895	(5)
Vice Chairman	2004	610,000		700,000	—		—	2,895	(5)
	2003	425,000		500,000	—		—	2,895	(5)
John A. Hupalo	2005	400,000		600,000	—		—	—
Executive Vice	2004	400,000		500,000	—		—	—
President, Group Head	2003	125,000	(6)	50,000	—		300,000	—
of Capital Markets
Donald R. Peck	2005	400,000		300,000	—		—	—
Executive Vice President,	2004	350,000		205,000	—		—	—
Chief Financial Officer,	2003	53,977	(7)	50,000	—		150,000	—
Treasurer and Secretary
Larry A. Lutz	2005	394,308		275,000	—		—	—
Executive Vice President,	2004	216,807		250,000	—		—	—
Business Development	2003	164,423		15,000	—		28,000	—

(1)          Disclosure of perquisites and other personal benefits, securities or property received by each of the named executive officers is only required if the aggregate amount of such compensation exceeded the lesser of $50,000 or 10% of the total of the named executive officer’s salary and bonus for the year.

(2)   Mr. Meyers resigned as our Chief Executive Officer and Chairman of the Board, and as a director, effective September 27, 2005.

(3)    This amount represents the value of personal benefits received by Mr. Meyers attributable to his personal use of a corporate aircraft.

(4)          This amount includes payments we made on behalf of Mr. Meyers for automobile expenses.

(5)          This amount represents premiums paid on behalf of the executive for life insurance.

(6)          Mr. Hupalo joined us in March 2003.

(7)          Mr. Peck joined us in April 2003.

Option Grants in Fiscal 2005

The following table sets forth information regarding all options granted to each of the named executive officers during fiscal 2005.

Amounts in the following table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent an estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The amounts reflected in the following table may not be achieved.

Option Grants in Last Fiscal Year

Individual Grants(1)
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted	Fiscal 2005	Per Share	Date	5%	10%
Daniel Maxwell Meyers	800,000 (2)	97%	$75.00 (2)	12/27/05	—	—
Stephen E. Anbinder	—	—	—	—	—	—
John A. Hupalo	—	—	—	—	—	—
Donald R. Peck	—	—	—	—	—	—
Larry A. Lutz	—	—	—	—	—	—

(1)          The percentage of total options granted to employees in fiscal 2005 is calculated based on options granted to employees under our 2003 stock incentive plan and 2002 director stock plan. In addition, we granted 83,000 restricted stock units to employees under the 2003 stock incentive plan in fiscal 2005.

(2)          Options granted in fiscal 2005 to Mr. Meyers were fully vested upon grant. The closing price per share of our common stock on the date of grant of this option was $34.57.

Option Exercises in Fiscal 2005 and Option Values at June 30, 2005

The following table sets forth information regarding options exercised by the named executive officers during fiscal 2005, as well as exercisable and unexercisable stock options held as of June 30, 2005 by each of the named executive officers.

Amounts shown under the column “Value Realized” represent the difference between the option exercise price and the closing sale price of our common stock on the date of exercise. Amounts shown under the column “Value of Unexercised In-the-Money Options at June 30, 2005” have been calculated based on the closing sale price of our common stock on the New York Stock Exchange on June 30, 2005 of $35.06 per share, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at June 30, 2005			Value of Unexercised In-the-Money Options at June 30, 2005
Name	Exercise	Realized	Exercisable		Unexercisable	Exercisable		Unexercisable
Daniel Maxwell Meyers	—	—	800,000	/	—	—	/	—
Stephen E. Anbinder	—	—	—	/	—	—	/	—
John A. Hupalo	14,285	$427,836	45,715	/	120,000	$1,282,763	/	$3,367,200
Donald R. Peck	45,000	2,811,669	30,000	/	60,000	841,800	/	1,683,600
Larry A. Lutz	10,000	465,600	56,800	/	11,200	1,832,208	/	336,672

Executive Employment Agreements

Except for Messrs. Hupalo and Peck, none of our named executive officers has an employment agreement.

Mr. Hupalo serves as our Executive Vice President and Group Head, Capital Markets pursuant to a letter agreement dated February 24, 2003. The letter agreement provides that Mr. Hupalo’s compensation will include direct annual cash compensation of $400,000 and not less than $200,000 in annual cash incentive compensation to be paid on each anniversary date of his employment. The Board of Directors has approved Mr. Hupalo’s base salary for fiscal 2006 to be $425,000. Under the 2003 letter agreement, Mr. Hupalo was granted a stock option to purchase 300,000 shares of common stock at a price of $7.00 per share, the fair market value of our common stock on the date of grant. This stock option vests ratably over four years in five equal installments beginning on the date of grant.

Mr. Peck serves as our Executive Vice President and Chief Financial Officer pursuant to a letter agreement dated April 10, 2003. The letter agreement provides that Mr. Peck is entitled to receive annual cash incentive compensation to be paid on each anniversary date of his employment. The Board of Directors has approved Mr. Peck’s base salary for fiscal 2006 to be $425,000. In addition, Mr. Peck was granted in April 2003 a stock option to purchase 150,000 shares of common stock at a price of $7.00 per share, the fair market value of our common stock on the date of grant. This stock option vests ratably over four years in five equal installments beginning on the date of grant. In the event of a change in control following which Mr. Peck is not offered a position within 35 miles of his current residence, with a comparable scope of responsibilities and comparable compensation, Mr. Peck will be entitled to continuation of salary and benefits for six months following his termination date. Mr. Peck’s option agreement provides that, in the event of a change in control, as defined in the agreement, the options covered by the agreement will vest in full.

Compensation Committee Report on Executive Compensation

This report of the compensation committee will not be deemed incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not be deemed “soliciting material” or be deemed filed under such acts.

The compensation committee of our board of directors is responsible for reviewing and approving the compensation of our executive officers, including our chief executive officer and the other named executive officers. In addition, the compensation committee administers the 2003 stock incentive plan, reviews and approves corporate goals and objectives relevant to compensation levels and makes recommendations to the board of directors with respect to compensation policies and practices. More information on the compensation committee’s duties and responsibilities can be found in its charter, which is available on First Marblehead’s website.

The compensation committee is made up entirely of independent directors as defined by New York Stock Exchange rules and has established a subcommittee composed entirely of outside directors for purposes of Section 162(m) of the Internal Revenue Code. The Section 162(m) subcommittee administers First Marblehead’s executive incentive compensation plan.

Compensation Philosophy

First Marblehead’s compensation programs are designed to:

•       attract and retain high caliber, experienced talent;

•       be viewed as fair by external stakeholders based on the value delivered by the management team;

•       encourage proactive contributions by individuals and accountability for the overall success of the company;

•       reward executives for the achievement of specified business objectives;

•       provide executives with an equity interest in First Marblehead so as to link a portion of the executives’ compensation with the performance of First Marblehead’s common stock;

•       support future growth and long-term value creation for shareholders; and

•       be easy to understand and administer.

Compensation for First Marblehead’s executives is delivered through three major elements based upon the goals above:  base salary, annual incentives and long-term incentives. On an annual basis, the compensation committee establishes an annual base salary for each executive and, when appropriate, awards cash bonuses and equity awards to executives as a way to reward good performance and to incentivize continued improvement in performance. A significant portion of total compensation for the executives is delivered through incentives based on company results and individual contributions. For fiscal 2005, over 80% of the CEO’s total cash compensation was delivered through incentives.

The compensation committee annually reviews the reasonableness of First Marblehead’s compensation levels and mix using information from comparable company proxy statements and data from industry surveys. In particular, the compensation committee considers pay levels at other processing-oriented, financial services firms, and places emphasis on setting First Marblehead’s compensation at a level necessary to recruit and retain the critical talent required to meet aggressive business goals.

Compensation in Fiscal 2005

In considering the three elements of compensation as a whole, the compensation committee reviewed the business objectives of First Marblehead for fiscal 2005, assessed overall performance of First Marblehead with respect to those business objectives and considered the performance of the individual executives relative to individualized objectives. In particular, the compensation committee considered:

•       financial performance of First Marblehead including net income, earnings per share growth, margins and volume growth;

•       operating performance of First Marblehead, including loan processing and securitization volume;

•       achievements with respect to business development activities;

•       challenges of managing a company experiencing rapid growth;

•       company size and complexity; and

•       each executive’s contribution to First Marblehead’s overall results.

Base Salary.   Each year, the compensation committee reviews and approves the base salary for each of our executive officers. In establishing base salaries for executives for fiscal 2005, the compensation committee considered the nature and level of the individual’s responsibility, First Marblehead’s financial and operating performance in fiscal 2004, historical salary levels of the individual, the comparative salaries of other executives of First Marblehead and available relevant market comparisons. For those executives reporting to the chief executive officer, the compensation committee also considered recommendations made by the chief executive officer.

Annual Incentive Awards.   In fiscal 2005, we paid cash bonuses to our named executive officers pursuant to our executive incentive compensation plan, which stockholders approved at our 2004 annual meeting. The incentive compensation plan is administered by the Section 162(m) subcommittee of the compensation committee and is designed to recognize and reward employees that make significant contributions toward achieving our annual financial objectives. The compensation committee believes that the incentive compensation plan should be the principal short-term incentive program for providing cash bonus opportunities to First Marblehead’s executives.

Consistent with First Marblehead’s “pay for performance” compensation philosophy, bonuses pursuant to the incentive compensation plan are keyed to our income from operations. If there is no income from operations, no annual incentive awards may be made under the incentive compensation plan. Within the first 90 days of fiscal 2005, the Section 162(m) subcommittee established a maximum incentive pool under the incentive compensation plan, selected seven key employees eligible to receive annual incentive awards and allocated a maximum incentive pool percentage to each such employee. The incentive pool was established to be five percent of our fiscal 2005 income from operations, and no individual was eligible to receive an annual incentive award that exceeded fifty percent of five percent of our income from operations for fiscal 2005.

For fiscal 2005, the Section 162(m) subcommittee used its discretion to adjust downward the maximum amount of the annual incentive award for each eligible employee. In doing so, the Section 162(m) subcommittee considered the bulleted factors above. Overall, executives were paid, on average, 54% of their bonus opportunity for fiscal 2005.

Long-Term Incentive Awards.   In fiscal 2005, First Marblehead granted restricted stock units and stock options on a limited basis to executive officers, taking into consideration the need to attract key hires, as well as retention of existing employees and competitive practice. Newly hired executives generally received restricted stock unit awards. In addition, in June 2005, the 162(m) subcommittee granted to Mr. Meyers, our former CEO, a fully vested stock option for 800,000 shares of common stock at an exercise price of $75.00 per share, which was above fair market value on the date of grant. The option grant to Mr. Meyers reflected his contributions to the growth and development of First Marblehead’s business during its first full year as a public company, including the growth in loan processing volume, securitization volume, net income and earnings per share. Due to previous awards or existing equity ownership, the 162(m) subcommittee did not make additional awards to other named executive officers during fiscal 2005. First Marblehead is currently undertaking a review of long-term incentive vehicles to determine the appropriate mix going forward. The compensation committee expects that awards of equity in some form will be part of the long-term incentive package in the future.

CEO Compensation

The compensation committee established compensation levels for Mr. Meyers for fiscal 2005 using the same principles applied to all First Marblehead executives. Effective July 1, 2004, the compensation committee increased Mr. Meyers’ base salary from $900,000 to $1,000,000. This increase was based upon Mr. Meyers’ contributions to First Marblehead’s significant accomplishments in fiscal 2004, including its initial public offering and its triple digit growth in both earnings and revenues. Mr. Meyers fiscal 2005 base salary also reflected his increased duties and responsibilities as chief executive officer of a public company.

Mr. Meyers received an annual incentive award of $4,770,000 based on his contribution to First Marblehead’s outstanding performance during fiscal 2005. In making such an award, the compensation committee considered First Marblehead’s financial performance for the fiscal year, including significant growth in earnings, revenues, and loan processing and securitization volume. These results were accomplished while also completing a secondary public offering. In addition, the compensation committee granted a stock option to Mr. Meyers on June 29, 2005 for 800,000 shares of common stock at an exercise price of $75.00 per share, in light of his contributions to the growth and development of First Marblehead’s business during its first full year as a public company.

Policy on Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers, unless the compensation in excess of $1,000,000 is qualified as “performance-based” compensation. In prior years, incentives paid to our covered employees generally have been deductible because we were not publicly held and therefore Section 162(m) did not apply to us. We became a publicly held company on October 31, 2003, and we were subject to Section 162(m) for the fiscal years ended June 30, 2004 and 2005.

Section 162(m) and the regulations thereunder generally provide a transition period of up to three years to companies after they become publicly held before Section 162(m) will apply to the compensation that they pay under pre-existing plans or agreements that were disclosed in the prospectus that accompanied their initial public offering. Additionally, Section 162(m) will not apply to any compensation received pursuant to the exercise of a stock option or stock appreciation right, or the substantial vesting of restricted stock, granted under such a plan or agreement on or before the earliest to occur of the following: the expiration of the plan or agreement; the material modification of the plan or agreement; the issuance of all stock authorized under such plan or agreement; or, the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs. First Marblehead is taking actions to preserve compliance with Section 162(m) by submitting the amendment and continuation of our 2003 stock incentive plan to stockholders for approval.

Generally, First Marblehead’s policy is to preserve federal income tax deductibility when feasible. Notwithstanding this general policy, the compensation committee retains the authority to authorize payments and awards that may not be deductible if it believes that they are in the best interests of both First Marblehead and its stockholders.

By the Compensation Committee of the Board of Directors
Dort A. Cameron III, Chair
Leslie L. Alexander
George G. Daly
William D. Hansen

Compensation Committee Interlocks and Insider Participation; Certain Relationships and Related-Party Transactions

The compensation committee consists of Messrs. Alexander, Cameron, Daly and Hansen. In addition, Mr. Berkley served on the compensation committee throughout fiscal 2005. None of Messrs. Alexander, Berkley, Cameron, Daly or Hansen has ever been an officer or employee of First Marblehead. None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as one of our directors or as a member of our compensation committee.

At June 30, 2005, we had on deposit with The Milestone Funds, an open-end management investment company, approximately $162.7 million of cash and cash equivalents in a treasury obligations portfolio. Milestone Capital Management, LLC, which serves as investment adviser to the portfolio, charges us its standard service fees based on our assets under management in the portfolio. Immediate family members of one of our directors, Dort A. Cameron III, indirectly own approximately 65% in the aggregate of the membership interests of Milestone Capital Management, LLC. As a result, these family members may receive a portion of the net income (after expenses), if any, that Milestone Capital Management, LLC distributes to its members. The aggregate amount of net revenues (before expenses) that Mr. Cameron’s family members could be entitled to receive in light of their membership interests during fiscal 2005 attributable to our average historical assets under management in the portfolio during fiscal 2005 was $52,192.

We obtained directors and officers liability insurance in connection with our initial public offering. One of the insurance brokers who advised us was Associated Community Brokers, Inc., a wholly owned subsidiary of Associated Community Bancorp, Inc. William R. Berkley, our lead director, is the chairman of the board of directors of Associated Community Bancorp and owns approximately 70% of its outstanding capital stock. We paid Associated Community Brokers an annual commission in fiscal 2005 of approximately $139,000 in connection with our directors and officers liability insurance. We believe that this commission is substantially the same as we would pay to other insurance brokers for comparable insurance coverage.

Peter B. Tarr, who became a director in August 2005, was a partner at Wilmer Cutler Pickering Hale and Dorr LLP, our outside counsel, during the last fiscal year.

OTHER INFORMATION

Principal Stockholders

The following table presents information we know regarding the beneficial ownership of our common stock as of July 31, 2005 for each person, entity or group of affiliated persons whom we know to beneficially own more than five percent of our common stock. The table also sets forth such information for our named executive officers and directors, individually, and our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Securities that may be beneficially acquired within 60 days of July 31, 2005, including stock options exercisable within 60 days of July 31, 2005, are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 64,911,244 shares of common stock outstanding as of July 31, 2005.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199.

Beneficial Owner:	Number of Shares Beneficially Owned(1)		Right to Acquire within 60 Days of July 31, 2005		Percentage Beneficially Owned
Leslie L. Alexander	15,316,000	(2)(3)	16,000	(3)	23.6%
Interlaken Investment Partners, L.P.(4)	5,286,154		—		8.1
BAMCO, Inc.	5,328,434	(5)	—		8.2
Daniel Maxwell Meyers	7,473,745	(6)	800,000		11.4
Stephen E. Anbinder	3,737,245	(7)	—		5.8
John A. Hupalo	60,000		45,715		*
Donald R. Peck	58,670		30,000		*
Larry A. Lutz	74,921	(8)	62,400		*
William R. Berkley	6,882,855	(3)(9)	16,000	(3)	10.6
Dort A. Cameron III	669,600	(3)(10)	16,000	(3)	1.0
George G. Daly	16,000	(3)	16,000	(3)	*
Peter S. Drotch	12,000	(3)	12,000	(3)	*
William D. Hansen	12,000	(3)	12,000	(3)	*
Peter B. Tarr	—	(11)	—		—
All executive officers and directors as a group (16 persons)	34,507,586	(1)(2)(3)(6)(7)(8)(9)(10)(11)	1,110,115		52.3

*                    Represents less than 1% of the outstanding shares of common stock.

(1)          Includes shares issuable pursuant to options exercisable within 60 days of July 31, 2005. No shares were issuable pursuant to restricted stock units within 60 days of July 31, 2005.

(2)          Includes 2,529,969 shares held by The Alexander 2003 Family Trust, of which Mr. Alexander may be deemed to be the beneficial owner.

(3)          Includes 4,000 shares issuable pursuant to an option granted under our director stock plan on September 20, 2005.

(4)          The address of Interlaken Investment Partners, L.P. is 475 Steamboat Road, Greenwich, Connecticut 06830.

(5)   The information is based on a Schedule 13F-HR filed jointly on August 16, 2005 with the Securities and Exchange Commission by BAMCO, Inc. and Baron Capital Management, Inc. The address of BAMCO, Inc. is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(6)          Includes 186,272 shares of common stock held of record by Mr. Meyers that are subject to an option agreement between Mr. Meyers and Ralph M. James. Also includes 1,244,280 shares that are subject to a pledge agreement between Mr. Meyers and Robert James pursuant to which Mr. James has voting power with respect to such shares. Also includes 40,027 shares of common stock held of record by The Daniel M. Meyers 2003 Qualified Annuity Trust, of which Mr. Meyers is sole trustee. Mr. Meyers resigned as our Chief Executive Officer and Chairman of the Board, and as a director, effective September 27, 2005.

(7)          Includes 2,600,000 shares held by The Roxbury Management Company, LLC. Mr. Anbinder owns four voting units in The Roxbury Management Company, LLC, and the remaining 96 non-voting units are owned by Mr. Anbinder’s family members or family trusts. Mr. Anbinder is the sole manager of The Roxbury Management Company, LLC. Also includes 131,608 shares of common stock held of record by Mr. Anbinder that are subject to an option agreement between Mr. Anbinder and Ralph M. James. Also includes 879,160 shares that are subject to a pledge agreement between Mr. Anbinder and Mr. James pursuant to which Mr. James has voting power with respect to such shares. Excludes 45,000 shares held by the Anbinder Family Foundation, for which Mr. Anbinder is one of four trustees.

(8)          Includes 500 shares held by the Vanguard Funds Trust Co. as Custodian for IRA FBO L.A. Lutz Rollover Account.

(9)          Includes shares held by Interlaken Investment Partners, L.P., one of our 5% stockholders, as well as shares held by each of Berkley Peninsula LLC, The Berkley Foundation, Inc. and Interlaken Management Partners, L.P. Mr. Berkley, our lead director and interim Chairman of the Board, is the President and sole shareholder of Lake Management, Inc., which is the sole general partner of Interlaken Management Partners, L.P., which is the sole general partner of Interlaken Investment Partners, L.P. As such, Mr. Berkley indirectly controls Interlaken Management Partners, L.P. and Interlaken Investment Partners, L.P. and may be deemed to have beneficial ownership of the 690,498 and 5,286,154 shares of common stock held by Interlaken Management Partners, L.P. and Interlaken Investment Partners, L.P., respectively. Mr. Berkley disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. In addition, Mr. Berkley has sole voting and investment power with respect to 63,878 and 250,000 shares of common stock held by The Berkley Foundation, Inc. and Berkley Peninsula LLC, respectively.

(10)   Includes 160,000 shares held by Mr. Cameron’s wife.

(11)   Mr. Tarr became a director on August 9, 2005.

Comparative Stock Performance

The following graph compares the cumulative total return to stockholders for our common stock for the period from October 31, 2003, the date of our initial public offering, through June 30, 2005 against the Dow Jones U.S. Total Market index and Dow Jones U.S. Financial Services index. The comparison assumes $100.00 was invested in our common stock, the Dow Jones U.S. Total Market index and Dow Jones U.S. Financial Services index on October 31, 2003 and assumes reinvestment of dividends.

COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*

AMONG THE FIRST MARBLEHEAD CORPORATION, THE DOW JONES U.S. TOTAL MARKET INDEX AND THE DOW JONES U.S. FINANCIAL SERVICES INDEX

*       $100 invested on 10/31/03 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

	Cumulative Total Return
	10/31/03	6/30/04	6/30/05
The First Marblehead Corporation	$100.00	$181.76	$158.28
Dow Jones U.S. Total Market	100.00	110.13	118.19
Dow Jones U.S. Financial Services	100.00	104.67	109.50

In accordance with the rules of the SEC, cumulative total return data for our common stock is based on the closing sale price of our common stock on the New York Stock Exchange of $22.15 per share on October 31, 2003, rather than the initial public offering price of $16.00 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during fiscal 2005, the reporting persons complied with all Section 16(a) filing requirements, other than the following late filings:

Name of Reporting Person	Number of Late Reports	Transactions That Were Not Reported on a Timely Basis
Thomas Cesso	1	Filing on Form 4—acquisition of restricted stock units
John C. Niles	1	Filing on Form 4—exercise of stock options

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or phone number:

The First Marblehead Corporation
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199
Attention: Investor Relations
(617) 638-2000

If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

The board hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By order of the Board of Directors,

Donald R. Peck
Secretary
October 3, 2005

APPENDIX A

The First Marblehead Corporation

2003 STOCK INCENTIVE PLAN

(Amended August 9, 2005

Subject to Stockholder Approval)

1.                                       Purpose

The purpose of this 2003 Stock Incentive Plan (the “Plan”) of The First Marblehead Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.                                       Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an “Award”) under the Plan.  Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.                                       Administration and Delegation

(a)                                  Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.  No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)                                 Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.                                       Stock Available for Awards

(a)                                  Number of Shares.  Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,700,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”).

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)                                 Per-Participant Limit.  Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,200,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.                                       Stock Options

(a)                                  General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)                                 Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of The First Marblehead Corporation, any of The First Marblehead Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Company shall have no liability to a

Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)                                  Exercise Price.  The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d)                                 Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e)                                  Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)                                    Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)                                  in cash or by check, payable to the order of the Company;

(2)                                  except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)                                  when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

(4)                                  to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

(5)                                  by any combination of the above permitted forms of payment.

(g)                                 Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.                                       Restricted Stock

(a)                                  Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)                                 Terms and Conditions.  The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c)                                  Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”).  In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.                                       Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.                                       Adjustments for Changes in Common Stock and Certain Other Events

(a)                                  Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.  If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b)                                 Liquidation or Dissolution.  In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.  The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c)                                  Reorganization Events

(1)                                  Definition.  A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2)                                  Consequences of a Reorganization Event on Options.  Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).  For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.  To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price.  Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3)                                  Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(4)                                  Consequences of a Reorganization Event on Other Awards.  The Board shall specify the effect of a Reorganization Event on any other Award granted under the Plan at the time of the grant of such Award.

9.                                       General Provisions Applicable to Awards

(a)                                  Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)                                 Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)                                  Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)                                 Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other  change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)                                  Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability.  Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)                                    Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)                                 Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)                                 Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.                                 Miscellaneous

(a)                                  No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)                                 No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.  Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)                                  Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board.  No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)                                 Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

(e)                                  Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)                                    Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

APPENDIX B

DETACH HERE

PROXY

THE FIRST MARBLEHEAD CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 27, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revoke(s) all prior proxies and appoint(s) Donald R. Peck and Peter B. Tarr, and each of them, attorneys of the undersigned (the “proxy holders”), with full power of substitution, for and in the name(s) of the undersigned to (1) attend the 2005 annual meeting of stockholders (the “Meeting”) of The First Marblehead Corporation (the “Company”) to be held at the Harvard Club of New York City, 35 West 44th Street, New York, New York 10036, at 12:00 p.m. (local time), on Thursday, October 27, 2005, and any adjourned sessions thereof, and (2) vote all shares of common stock of the Company that the undersigned would be entitled to vote, with all powers the undersigned would possess, if personally present.  Each of the following matters is proposed by the Company, and none of the matters is related to or conditioned on the approval of the other matters.

In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side):

DETACH HERE

☒            Please mark votes as in this example.

The Board of Directors recommends a vote FOR all director nominees.

1.	Elect eight directors for terms to expire at the next Annual Meeting of Stockholders	FOR ALL NOMINEES (except as marked to the contrary below)	WITHHELD FROM ALL NOMINEES
	Nominees:	☐	☐

(01) Stephen E. Anbinder, (02) Leslie L. Alexander, (03) William R. Berkley, (04) Dort A. Cameron III, (05) George G. Daly, (06) Peter S. Drotch, (07) William D. Hansen, (08) Peter B. Tarr

Instructions: To withhold authority to vote for one or more individual nominees, write the name(s) of the nominee(s) on the line above.

The Board of Directors recommends a vote FOR proposal two.

2.	Approve an amendment to the 2003 Stock Incentive Plan increasing from 1,200,000 to 2,700,000 the number of shares of common stock reserved for issuance under the plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

If this proxy is properly executed, the shares represented by this proxy will be voted as directed by the undersigned.  If no direction is given with respect to any of the director nominees or the proposal specified above, this proxy will be voted “FOR” each director nominee and the proposal.

Attendance of the undersigned at the Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.  If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

Please Mark Here For Address Change Or Comments ☐	Please Mark Here If You Plan To Attend The Meeting ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Note:  The signature(s) on this proxy should correspond exactly with the stockholder’s name as printed above and to the left.  In the case of joint tenants, co-executors or co-trustees, both should sign.  When signing as attorney, executor, administrator, trustee, guardian, authorized officer or other fiduciary, please give your full title as such.

Signature	Date	Signature	Date